                    POWER OF ATTORNEY / CONFORMING STATEMENT

    This Statement confirms that the undersigned, has authorized and designated
Melanie J. Dressel, Cathleen Dent and Marita Robbins, each with the full power to act alone, to execute and file on the undersigned's behalf, all Form's 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U. S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Columbia Banking
System, Inc.  The authority of Melanie J. Dressel, Cathleen Dent and Marita
Robbins under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his/her ownership of or transactions in securities of Columbia Banking System, Inc., unless earlier revoked in writing.  The undersigned acknowledges that none of Columbia Banking
System, Inc., Melanie J. Dressel, Cathleen Dent or Marita Robbins is assuming any of the undersigned's responsibilities to comply with Section 16 of the
Securities and Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 25, 2014

                        Signature: /s/ David C. Lawson
                                   -------------------
                                   David C Lawson